As filed with the Securities and Exchange Commission on May 20, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW SKIES SATELLITES HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0439657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Canon’s Court

22 Victoria Street

Hamilton HM12

Bermuda

(441) 295-1433

(Address, including zip code, and telephone number, including area code, of principal executive offices)

New Skies Satellites Holdings Ltd. 2005 Stock Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8400

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share	4,500,000	$17.17	$77,265,000	$9094.0905

(1) Covers 4,500,000 shares under the New Skies Satellites Holdings Ltd. 2005 Stock Incentive Plan and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the common stock on the New York Stock Exchange on May 19, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed with the Commission by New Skies Satellites Holdings Ltd. (the “Company”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

1.                    The Company’s Prospectus filed pursuant to Rule 424(b) of the Securities Act (Registration No. 333-122322) filed with the Commission on May 11, 2005 (the “Prospectus”).

2.                    The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A (Registration No. 001-32495), filed with the Commission on May 3, 2005.

3.                    The Company’s Current Report on Form 8-K (Registration No. 001-32495), filed with the Commission on May 17, 2005 (the “Form 8-K”).

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

The Company has provided in its amended and restated bye-laws that its directors and officers and their heirs, executors and administrators will be indemnified and held harmless to the fullest extent permitted by law out of the assets of the Company for all actions, costs, charges, losses, damages and expenses they will or may incur or sustain by reason of any act done, concurred in or omitted to be done in the execution of their duties, other than in the case of their fraud or dishonesty.

The Companies Act 1981 of Bermuda provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and a director or officer, indemnifying the director or officer against any liability that would attach to him in respect of his fraud or dishonesty will be void.

The directors and officers of the Company are covered by directors’ and officers’ insurance policies maintained by the Company, pursuant to which the Company will indemnify certain of its executive officers and directors against certain liabilities arising out of their service as executive officers and directors of the Company pursuant to agreements with these executive officers and directors.

Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-122322) (the “Form S-1”) for provisions providing that the underwriters and the Company are obligated under certain circumstances to indemnify the Company’s directors, officers and controlling persons against certain liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document

3.1	Certificate of Incorporation and Memorandum of Association of New Skies Satellites Holdings Ltd. (incorporated by reference to Exhibit 3.1 of the Form S-1)

3.2	Amended and Restated Bye-Laws of New Skies Satellites Holdings Ltd. (incorporated by reference to Exhibit 3.1 of the Form 8-K)

4.1	Form of Specimen Certificate of New Skies Satellites Holdings Ltd. Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1)

4.2	Registration Rights Agreement for New Skies Satellites Holdings Ltd. (incorporated by reference to Exhibit 10.1 of the Form 8-K)

4.3	New Skies Satellites Holdings Ltd. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Form 8-K)

4.4	Form of Nonqualified Stock Option Agreement (Daniel Goldberg) (incorporated by reference to Exhibit 10.3 of the Form 8-K)

4.5	Form of Nonqualified Stock Option Agreement (Executive Management Committee members) (incorporated by reference to Exhibit 10.4 of the Form 8-K)

4.6	Form of Nonqualified Stock Option Agreement (general form) (incorporated by reference to Exhibit 10.5 of the Form 8-K)

5.1	Opinion of Appleby Spurling Hunter

23.1	Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

23.2	Consent of Deloitte Accountants B.V.

24	Power of Attorney (included on signature pages hereof)

Item 9.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)                      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                      To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, The Netherlands on May 20, 2005.

NEW SKIES SATELLITES HOLDINGS LTD.

By:	/s/ Daniel S. Goldberg
	Name:	Daniel S. Goldberg
	Title:	President and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of New Skies Satellites Holdings Ltd. hereby severally constitute and appoint Thai E. Rubin our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulated body, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2005.

Signature	Title

/s/ Daniel S. Goldberg	President and Director
Daniel S. Goldberg	(Principal Executive Officer)

/s/ Andrew M. Browne	Vice President and Director
Andrew M. Browne	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Lawrence H. Guffey	Director
Lawrence H. Guffey

/s/ Walid Kamhawi	Director
Walid Kamhawi

/s/ David M. Tolley	Director
David M. Tolley

/s/ Peter F. Wallace	Director
Peter F. Wallace

/s/ Ashok Ganguly	Director
Ashok Ganguly

/s/ Mary Dent	Authorized U.S. Representative
Mary Dent

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Certificate of Incorporation and Memorandum of Association of New Skies Satellites Holdings Ltd. (incorporated by reference to Exhibit 3.1 of the Form S-1)

3.2	Amended and Restated Bye-Laws of New Skies Satellites Holdings Ltd. (incorporated by reference to Exhibit 3.1 of the Form 8-K).

4.1	Form of Specimen Certificate of New Skies Satellites Holdings Ltd. Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1)

4.2	Registration Rights Agreement for New Skies Satellites Holdings Ltd. (incorporated by reference to Exhibit 10.1 of the Form 8-K)

4.3	New Skies Satellites Holdings Ltd. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Form 8-K)

4.4	Form of Nonqualified Stock Option Agreement (Daniel Goldberg) (incorporated by reference to Exhibit 10.3 of the Form 8-K)

4.5	Form of Nonqualified Stock Option Agreement (Executive Management Committee members) (incorporated by reference to Exhibit 10.4 of the Form 8-K)

4.6	Form of Nonqualified Stock Option Agreement (general form) (incorporated by reference to Exhibit 10.5 of the Form 8-K)

5.1	Opinion of Appleby Spurling Hunter

23.1	Consent of Appleby Spurling Hunter (included in Exhibit 5.1)

23.2	Consent of Deloitte Accountants B.V.

24	Power of Attorney (included on signature pages hereof)